Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-23063, 333-26927, 333-35707, 333-45155, 333-45227, 333-49405, 333-78447, 333-51586, 333-59246, 333-65578, 333-65456, 333-65858, 333-83334, 333-84626, 333-86674, 333-87464, 333-35709, and 333-86469 on Form S-3 and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-80834, 333-09633, 333-09637, 333-30649, 333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505, 333-75303, 333-78475, 333-51544, 333-38638, 333-64738, 333-71250, 333-58670, 333-89686, 333-98933, 333-102059, 333-22003, 333-114744, 333-120557, 333-12495, 333-144143 and 333-161418 on Form S-8 of our reports dated February 23, 2010 relating to the consolidated financial statements and financial statement schedule of Avis Budget Group, Inc. (formerly Cendant Corporation) and effectiveness of Avis Budget Group, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Avis Budget Group, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 23, 2010